United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2024 (the “Closing Date”), Safariland, LLC, as borrower (the “Borrower”), a wholly owned subsidiary of Cadre Holdings, Inc. (the “Company”), the Company and certain domestic subsidiaries of the Company, as guarantors (the “Guarantors”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent, swingline loan lender and an issuing lender, and the several lenders party thereto (together with PNC, the “Lenders”) pursuant to which the existing Credit Agreement, dated as of July 23, 2021 (as amended prior to the Closing Date, the “Existing Credit Agreement”) by and among the Borrower, the Guarantors, the lenders from time to time party thereto and PNC, as administrative agent, swingline loan lender and an issuing lender, was amended and restated in its entirety.

Pursuant to the A&R Credit Agreement, the Borrower may borrow up to (i) $175,000,000 under a revolving credit facility (including up to $30,000,000 for letters of credit and up to $10,000,000 for swing line loans) (the “Revolving Facility”), (ii) $225,000,000 under a term loan facility (the “Term Loans”), (iii) $115,000,000 under a delayed draw term loan a-1 facility that is available for drawing upon by the Borrower through June 20, 2025 (the “DDTL A-1 Facility”) and (iv) $75,000,000 under a delayed draw term loan a-2 facility that is available for drawing upon by the Borrower through June 20, 2026 (the “DDTL A-2 Facility”), each maturing on December 20, 2029, at which time the revolving commitments thereunder will terminate and all outstanding Revolving Loans, Term Loans and borrowings under the DDTL A-1 Facility and DDTL A-2 Facility, together with all accrued and unpaid interest thereon, must be repaid. No borrowings were made under the Revolving Facility, the DDTL A-1 Facility or the DDTL A-2 Facility on the Closing Date. The Amended and Restated Credit Agreement also permits the Borrower, subject to certain requirements set forth in the A&R Credit Agreement, to arrange with lenders for an aggregate of $100,000,000 (or more if certain leverage ratios are met) of additional revolving and/or term loan commitments (both of which are currently uncommitted).

The proceeds of loans made under the Revolving Facility may be used for working capital and general corporate purposes, including capital expenditures, acquisitions and other investments permitted under the A&R Credit Agreement. The A&R Credit Agreement provides for certain conditions precedent to be satisfied for any borrowings to be made under the DDTL A-1 Facility and the DDTL A-2 Facility. Subject to fulfilling such conditions, the DDTL A-1 Facility may be drawn upon in up to two draws by the Borrower through and including June 20, 2025, and the DDTL A-2 Facility may be drawn upon in one or more draws by the Borrower through and including June 20, 2026. The proceeds of loans made under the DDTL A-1 Facility may be used only for certain permitted acquisitions under the A&R Credit Agreement, as more fully set forth in, and subject to the conditions of, the A&R Credit Agreement, as well as to pay fees and expenses incurred in connection therewith. The proceeds of loans made under the DDTL A-2 Facility may be used for general corporate purposes, including to finance other permitted acquisitions under the A&R Credit Agreement, as more fully set forth therein.

The Term Loans were fully drawn on the Closing Date and cannot be reborrowed. The proceeds of the Term Loans were used to refinance in full the outstanding term loans under the Existing Credit Agreement and to pay fees and expenses incurred in connection with entering into the A&R Credit Agreement and the making of the Term Loans. Commencing March 31, 2025, the Term Loans require scheduled quarterly payments in amounts equal to 1.25% per quarter of the original aggregate principal amount of the Term Loans, with the balance due at maturity.

The A&R Credit Agreement is guaranteed, jointly and severally, by the Guarantors and, subject to certain exceptions, secured by a first-priority security interest in substantially all of the assets of the Borrower and the Guarantors  pursuant to an Amended and Restated Security and Pledge Agreement and an Amended and Restated Guaranty and Suretyship Agreement, each dated as of the Closing Date.

The Borrower may elect to have the loans under the A&R Credit Agreement bear interest at a base rate or a term SOFR rate, in each case, plus an applicable margin. The applicable margin will range from 0.50% to 1.50% per annum, in the case of base rate borrowings, and 1.50% to 2.50% per annum, in the case of term SOFR rate borrowings, based upon the Company’s consolidated total net leverage ratio as more fully set forth in the A&R Credit Agreement. The A&R Credit Agreement also requires the Borrower to pay a commitment fee on the unused portion of the loan commitments under the Revolving Facility, the DDTL A-1 Facility and the DDTL A-2 Facility. Such commitment fee will range between 0.175% and 0.25% per annum, and is also based upon the Company’s consolidated total net leverage ratio as more fully set forth in the A&R Credit Agreement. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.

The A&R Credit Agreement contains customary representations and warranties, and affirmative and negative covenants, including limitations on additional indebtedness, dividends, and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens on the assets of the Borrowers or any Guarantor, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions, dispositions, and mandatory prepayments in connection with certain liquidity events.

The A&R Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the A&R Credit Agreement may be accelerated and the Lenders could foreclose on their security interests in the assets of the Borrowers and the Guarantors.

Certain of the lenders under the A&R Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following Exhibit is filed herewith as a part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated as of December 20, 2024, by and among, Safariland, LLC, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent, Swingline Loan Lender and an Issuing Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer